Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Fourth-Quarter and Full-Year 2024 Financial Results

NEWARK, Del., Jan. 23, 2025 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter and full-year 2024 financial results. Complete financial results and related materials are available at www.SallieMae.com/investors. The materials will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

Sallie Mae will host an earnings conference call today, Jan. 23, 2025, at 5:30 p.m. ET. Executives will be on hand to discuss various highlights of the quarter and year and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@SallieMae.com

NEWARK, Del., Jan. 23, 2025 — Sallie Mae (Nasdaq:SLM), formally SLM Corporation, today released its fourth-quarter and full-year 2024 financial results.
Full-Year 2024 Financial Results
$2.68 GAAP Diluted Earnings Per Common Share in 2024	10% Private Education Loan Originations Growth from 2023	$332M Total Net Charge-Offs (2.20% of Average Total Loan Portfolio in Repayment)	3.1% Total Assets growth compared to 2023, inclusive of FFELP Loan portfolio sale	11.6M Shares repurchased in 2024 for $250M(1)	$642M Non-Interest Expenses in 2024
Fourth-Quarter 2024 Financial Results
$0.50 GAAP Diluted Earnings Per Common Share in Q4 2024	17% Private Education Loan Originations Growth compared to Q4 2023	$93M Total Net Charge-Offs (2.38% of Average Total Loan Portfolio in Repayment (annualized))		2.0M Shares repurchased in Q4 2024 for $46M(1)	$150M Non-Interest Expenses in Q4 2024

“We delivered strong results in 2024, exceeding expectations for originations, sustaining improvements in credit performance and credit quality, and returning capital to shareholders. We believe we have strong momentum entering 2025 and are well-positioned to continue to execute on the balance sheet growth strategy put forth at our Investor Forum.”

                                Jonathan Witter, CEO, Sallie Mae

Quarterly Private Education Loan Portfolio Trends

▪$22.1B of average loans outstanding, net, an increase of 5% compared to Q4 2023.

▪$108M in provisions for credit losses in Q4 2024, compared with $16M in Q4 2023.

▪0.92% loans in a hardship forbearance, a decrease from 0.99% in Q4 2023.(2)

▪3.68% delinquencies as a percentage of loans in repayment, down from 3.90% in Q4 2023.

▪2.38% net charge-offs as a percentage of average loans in repayment (annualized), compared with 2.43% in Q4 2023.

Balance Sheet & Capital Allocation
$0.13 Common stock dividend per share paid in Q4 2024	12.6% Total risk-based capital ratio and CET1 capital ratio of 11.3%
$402M Capacity remaining under the 2024 Share Repurchase Program as of December 31, 2024
Income Statement & Earnings Summary		2025 Guidance* For the full year 2025, the Company expects:
$107M GAAP Net Income attributable to common stock in Q4 2024	4.92% Net interest margin for Q4 2024, a decrease of 45 basis points from Q4 2023	$3.00 - $3.10 GAAP Diluted Earnings Per Common Share	6% - 8% Private Education Loan Originations Year-over-Year Growth
$108M
Provision for credit losses in Q4 2024, an increase compared to Q4 2023 primarily due to increase in loan commitments, net of expired commitments in Q4 2024, and negative provisions recorded in Q4 2023 due to loan sales during the quarter.
		2.0% - 2.2% Total Loan Portfolio Net Charge-Offs as a Percentage of Average Loans in Repayment	$655 million - $675 million Non-Interest Expenses
Investor Contact: Melissa Bronaugh, 571-526-2455                 Media Contact: Rick Castellano, 302-451-2541

* The 2025 Guidance and related comments constitute forward-looking statements and are based on management’s current expectations and beliefs. There can be no guarantee as to whether and to what extent this guidance will be achieved. The Company undertakes no obligation to revise or release any revision or update to these forward-looking statements. See our Forward-Looking Statements disclosures on pg. 4 for more information.

Quarterly and Full-Year Financial Highlights

	Q4 2024	Q3 2024	Q4 2023	2024	2023
Income Statement ($ millions)
Total interest income	$661	$653	$669	$2,619	$2,592
Total interest expense	299	293	283	1,138	1,030
Net interest income	362	359	386	1,481	1,562
Less: provisions for credit losses	108	271	16	409	345
Total non-interest income	28	24	57	368	247
Total non-interest expenses	150	172	202	642	685
Income tax expense (benefit)	21	(14)	57	190	197
Net income (loss)	112	(45)	168	608	581
Preferred stock dividends	4	5	5	18	18
Net income (loss) attributable to common stock	$107	$(50)	$164	$590	$564

Ending Balances ($ millions)
Private Education Loans held for investment, net	$20,902	$20,460	$19,772	$20,902	$19,772
FFELP Loans held for investment, net	—	—	534	—	534
FFELP Loans held for sale, net	—	486	—	—	—
Deposits	21,069	21,445	21,653	21,069	21,653
-Brokered	9,476	9,844	10,275	9,476	10,275
-Retail and other	11,593	11,601	11,378	11,593	11,378

Key Performance Metrics ($ in millions)
Net interest margin	4.92%	5.00%	5.37%	5.19%	5.50%
Yield - Total interest-earning assets	8.98%	9.07%	9.30%	9.17%	9.13%
Private Education Loans	10.54%	10.79%	11.02%	10.81%	10.86%
Cost of Funds	4.31%	4.35%	4.17%	4.25%	3.85%
Return on Assets (“ROA”)(3)	1.5%	(0.6)%	2.3%	2.1%	2.0%
Return on Common Equity (“ROCE”)(4)	22.5%	(10.2)%	40.2%	31.3%	35.8%
Private Education Loan sales	$—	$—	$1,052	$3,692	$3,154

Per Common Share
GAAP diluted earnings (loss) per common share	$0.50	$(0.23)	$0.72	$2.68	$2.41
Average common and common equivalent shares outstanding (millions)	215	215	227	220	234

Footnotes:

(1) Shares of common stock were repurchased under Rule 10b5-1 trading plans authorized under the Company’s 2024 Share Repurchase Program. As of December 31, 2024, we had $402 million of capacity remaining under the 2024 Share Repurchase Program.

(2) We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period) were approximately $152 million and $156 million at December 31, 2024 and 2023, respectively.

(3) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income (loss) numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income (loss) attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

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CAUTIONARY NOTE AND DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this press release. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. These include, but are not limited to: strategies; goals and assumptions of SLM Corporation and its subsidiaries, collectively or individually as the context requires (the “Company”); the Company’s expectation and ability to execute loan sales and share repurchases; statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of any such pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on our common stock in the future, subject to the approval of our Board of Directors; the Company’s 2025 guidance; the Company’s three-year horizon outlook; the impact of acquisitions we have made or may make in the future; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations.

Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors, many of which are difficult to predict and generally beyond the control of the Company, which may cause actual results to be materially different from those reflected in such forward-looking statements. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws or regulations; our ability to timely develop new products and services and the acceptance of those products and services by potential and existing customers; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s derivative transactions; the effectiveness of our risk management framework and quantitative models; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers, or any change related thereto; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans owned by us; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect.

All oral and written forward-looking statements attributed to the Company are expressly qualified in their entirety by the factors, risks, and uncertainties set forth in the foregoing cautionary statements, and are made only as of the date of this press release or, where the statement is oral, as of the date stated. We do not undertake any obligation to update or revise any forward-looking statements to conform to actual results or changes in our expectations, nor to reflect events or circumstances that occur after the date on which such statements were made. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of December 31, (dollars in thousands, except share and per share amounts)	2024	2023
Assets
Cash and cash equivalents	$4,700,366	$4,149,838
Investments:
Trading investments at fair value (cost of $41,715 and $43,412, respectively)	53,262	54,481
Available-for-sale investments at fair value (cost of $2,042,473 and $2,563,984, respectively)	1,933,226	2,411,622
Other investments	112,377	91,567
Total investments	2,098,865	2,557,670
Loans held for investment (net of allowance for losses of $1,435,920 and $1,339,772, respectively)	20,902,158	20,306,357
Restricted cash	173,894	149,669
Other interest-earning assets	4,880	9,229
Accrued interest receivable	1,546,590	1,379,904
Premises and equipment, net	119,354	129,501
Goodwill and acquired intangible assets, net	63,532	68,711
Income taxes receivable, net	425,625	366,247
Other assets	36,846	52,342
Total assets	$30,072,110	$29,169,468

Liabilities
Deposits	$21,068,568	$21,653,188
Long-term borrowings	6,440,345	5,227,512
Other liabilities	403,277	407,971
Total liabilities	27,912,190	27,288,671
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 440.6 million and 438.2 million shares issued, respectively	88,121	87,647
Additional paid-in capital	1,193,753	1,148,689
Accumulated other comprehensive loss (net of tax benefit of $(21,209) and $(24,176), respectively)	(65,861)	(75,104)
Retained earnings	4,114,446	3,624,859
Total SLM Corporation stockholders’ equity before treasury stock	5,581,529	5,037,161
Less: Common stock held in treasury at cost: 230.2 million and 217.9 million shares, respectively	(3,421,609)	(3,156,364)
Total equity	2,159,920	1,880,797
Total liabilities and equity	$30,072,110	$29,169,468

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Interest income:
Loans	$587,426	$595,537	$2,314,417	$2,327,743
Investments	15,467	14,174	61,412	50,810
Cash and cash equivalents	58,480	58,839	243,217	213,750
Total interest income	661,373	668,550	2,619,046	2,592,303
Interest expense:
Deposits	223,976	223,206	881,456	808,065
Interest expense on short-term borrowings	3,476	3,608	13,815	13,501
Interest expense on long-term borrowings	71,730	55,850	242,993	208,524
Total interest expense	299,182	282,664	1,138,264	1,030,090
Net interest income	362,191	385,886	1,480,782	1,562,213
Less: provisions for credit losses	108,179	15,599	408,515	345,463
Net interest income after provisions for credit losses	254,012	370,287	1,072,267	1,216,750
Non-interest income:
Gains (losses) on sales of loans, net	(9)	35,550	254,928	160,290
Gains on securities, net	82	690	467	2,678
Other income	27,709	20,873	112,873	84,148
Total non-interest income	27,782	57,113	368,268	247,116
Non-interest expenses:
Operating expenses:
Compensation and benefits	80,084	77,095	349,387	326,554
FDIC assessment fees	13,594	12,103	51,606	45,766
Other operating expenses	54,455	53,903	235,577	246,886
Total operating expenses	148,133	143,101	636,570	619,206
Acquired intangible assets impairment and amortization expense	1,495	59,013	5,329	66,364
Total non-interest expenses	149,628	202,114	641,899	685,570
Income before income tax expense	132,166	225,286	798,636	778,296
Income tax expense	20,613	56,843	190,311	196,905
Net income	111,553	168,443	608,325	581,391
Preferred stock dividends	4,367	4,726	18,296	17,705
Net income attributable to SLM Corporation common stock	$107,186	$163,717	$590,029	$563,686
Basic earnings per common share	$0.51	$0.73	$2.73	$2.44
Average common shares outstanding	210,741	223,224	216,220	231,411
Diluted earnings per common share	$0.50	$0.72	$2.68	$2.41
Average common and common equivalent shares outstanding	215,113	226,552	219,934	234,063
Declared dividends per common share	$0.13	$0.11	$0.46	$0.44

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
	Quarters Ended		Years Ended
	December 31,		December 31,
(Dollars in thousands)	2024	2023	2024	2023
Net income	$111,553	$168,443	$608,325	$581,391
Other comprehensive income (loss):
Unrealized gains (losses) on investments	(18,546)	55,847	42,604	59,205
Unrealized gains (losses) on cash flow hedges	(1,975)	(21,266)	(30,394)	(34,457)
Total unrealized gains (losses)	(20,521)	34,581	12,210	24,748
Income tax (expense) benefit	4,999	(8,370)	(2,967)	(5,982)
Other comprehensive income (loss), net of tax (expense) benefit	(15,522)	26,211	9,243	18,766
Total comprehensive income	$96,031	$194,654	$617,568	$600,157

Average Balance Sheets
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2024		2023		2024		2023
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$22,061,986	10.54%	$21,060,947	11.02%	$21,121,545	10.81%	$21,039,701	10.86%
FFELP Loans	149,225	7.16	546,892	7.46	413,338	7.45	574,218	7.19
Credit Cards	—	—	—	—	—	—	11,096	14.02
Taxable securities	2,064,637	2.98	2,556,037	2.20	2,316,848	2.65	2,543,586	2.00
Cash and other short-term investments	5,028,902	4.65	4,351,285	5.38	4,700,066	5.19	4,215,164	5.09
Total interest-earning assets	29,304,750	8.98%	28,515,161	9.30%	28,551,797	9.17%	28,383,765	9.13%
Non-interest-earning assets	632,835		390,422		505,245		301,749

Total assets	$29,937,585		$28,905,583		$29,057,042		$28,685,514

Average Liabilities and Equity
Brokered deposits	$9,628,044	4.10%	$10,286,204	3.68%	$10,009,221	3.89%	$9,803,802	3.29%
Retail and other deposits	11,627,142	4.48	11,222,652	4.76	11,142,798	4.65	11,605,215	4.40
Other interest-bearing liabilities(1)	6,331,195	4.34	5,407,513	3.85	5,616,445	4.09	5,366,365	3.66
Total interest-bearing liabilities	27,586,381	4.31%	26,916,369	4.17%	26,768,464	4.25%	26,775,382	3.85%
Non-interest-bearing liabilities	206,242		121,754		149,594		83,895
Equity	2,144,962		1,867,460		2,138,984		1,826,237
Total liabilities and equity	$29,937,585		$28,905,583		$29,057,042		$28,685,514

Net interest margin		4.92%		5.37%		5.19%		5.50%

(1)     Includes the average balance of our unsecured borrowings, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our Secured Borrowing Facility.

Earnings per Common Share
Basic earnings per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Numerator:
Net income	$111,553	$168,443	$608,325	$581,391
Preferred stock dividends	4,367	4,726	18,296	17,705
Net income attributable to SLM Corporation common stock	$107,186	$163,717	$590,029	$563,686
Denominator:
Weighted average shares used to compute basic EPS	210,741	223,224	216,220	231,411
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units, performance stock units and Employee Stock Purchase Plan (“ESPP”) (1)(2)	4,372	3,328	3,714	2,652
Weighted average shares used to compute diluted EPS	215,113	226,552	219,934	234,063

Basic earnings per common share	$0.51	$0.73	$2.73	$2.44

Diluted earnings per common share	$0.50	$0.72	$2.68	$2.41

(1)     Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, performance stock units and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.
(2)  For the quarter and year ended December 31, 2024, securities covering no shares and less than 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive. For the quarter and year ended December 31, 2023, securities covering approximately 1 million and 1 million shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.

Allowance for Credit Losses Metrics

Quarter Ended December 31, 2024 (dollars in thousands)	Private Education Loans
Allowance for loan losses, beginning balance	$1,413,621
Transfer from allowance for unfunded loan commitments	35,037
Provisions:
Provision for current period	80,533
Total provisions(1)	80,533
Net charge-offs:
Charge-offs	(104,187)
Recoveries	10,916
Net charge-offs	(93,271)
Allowance for loan losses, ending balance	1,435,920
Allowance for unfunded loan commitments, beginning balance(2)	91,959
Provision(1)(3)	27,646
Transfer to allowance for loan losses	(35,037)
Allowance for unfunded loan commitments, ending balance(2)	84,568
Total allowance for credit losses, ending balance	$1,520,488
Net charge-offs as a percentage of average loans in repayment (annualized)(4)	2.38%
Allowance for loan losses coverage of net charge-offs (annualized)	3.85
Total allowance for credit losses as a percentage of the ending total loan balance, plus unfunded loan commitments and total accrued interest receivable	5.83%
Ending total loans, gross	$22,235,008
Average loans in repayment(4)	$15,681,361
Ending loans in repayment(4)	$16,106,751
Unfunded loan commitments	$2,311,660
Total accrued interest receivable	$1,549,415

(!) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(3) Includes incremental provision for new commitments and changes to provision for existing commitments.
(4) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).

Quarter Ended December 31, 2023 (dollars in thousands)	FFELP Loans	Private Education Loans	Total
Allowance for loan losses, beginning balance	$4,816	$1,411,232	$1,416,048
Transfer from allowance for unfunded loan commitments	—	41,849	41,849
Provisions:
Provision for current period	(1)	43,488	43,487
Loan sale reduction to provision	—	(68,852)	(68,852)
Total provisions(1)	(1)	(25,364)	(25,365)
Net charge-offs:
Charge-offs	(148)	(105,595)	(105,743)
Recoveries	—	12,983	12,983
Net charge-offs	(148)	(92,612)	(92,760)
Allowance for loan losses, ending balance	4,667	1,335,105	1,339,772
Allowance for unfunded loan commitments, beginning balance(2)	—	113,847	113,847
Provision(1)(3)	—	40,964	40,964
Transfer to allowance for loan losses	—	(41,849)	(41,849)
Allowance for unfunded loan commitments, ending balance(2)	—	112,962	112,962
Total allowance for credit losses, ending balance	$4,667	$1,448,067	$1,452,734
Net charge-offs as a percentage of average loans in repayment (annualized)(4)	0.14%	2.43%
Allowance for loan losses coverage of net charge-offs (annualized)	7.88	3.60
Total allowance for credit losses as a percentage of the ending total loan balance, plus unfunded loan commitments and total accrued interest receivable	0.87%	5.89%
Ending total loans, gross	$537,401	$21,025,844
Average loans in repayment(4)	$410,698	$15,240,331
Ending loans in repayment(4)	$406,568	$15,409,814
Unfunded loan commitments	$—	$2,221,077
Total accrued interest receivable	$—	$1,354,565
(!) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(3) Includes incremental provision for new commitments and changes to provision for existing commitments.
(4) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).

Year Ended December 31, 2024 (dollars in thousands)	FFELP Loans	Private Education Loans	Total
Allowance for loan losses, beginning balance	$4,667	$1,335,105	$1,339,772
Transfer from allowance for unfunded loan commitments	—	311,787	311,787
Provisions:
Provision for current period	4,010	357,067	361,077
Loan sale reduction to provision	—	(235,955)	(235,955)
Total provisions(1)	4,010	121,112	125,122
Net charge-offs:
Charge-offs	(380)	(376,840)	(377,220)
Recoveries	—	44,756	44,756
Net charge-offs	(380)	(332,084)	(332,464)
Write-downs arising from transfer of loans to held for sale(2)	(8,297)	—	(8,297)
Allowance for loan losses, ending balance	—	1,435,920	1,435,920
Allowance for unfunded loan commitments, beginning balance(3)	—	112,962	112,962
Provision(1)(4)	—	283,393	283,393
Transfer to allowance for loan losses	—	(311,787)	(311,787)
Allowance for unfunded loan commitments, ending balance(3)	—	84,568	84,568
Total allowance for credit losses, ending balance	$—	$1,520,488	$1,520,488
Net charge-offs as a percentage of average loans in repayment(5)	—%	2.19%
Allowance for loan losses coverage of net charge-offs	—	4.32
Total allowance for credit losses as a percentage of the ending total loan balance, plus unfunded loan commitments and total accrued interest receivable	—%	5.83%
Ending total loans, gross	$—	$22,235,008
Average loans in repayment(5)	$—	$15,139,184
Ending loans in repayment(5)	$—	$16,106,751
Unfunded loan commitments	$—	$2,311,660
Total accrued interest receivable	$—	$1,549,415
(!) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) Represents fair value adjustments on loans transferred to held for sale.
(3) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(4) Includes incremental provision for new commitments and changes to provision for existing commitments.
(5) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).

Year Ended December 31, 2023 (dollars in thousands)	FFELP Loans	Private Education Loans	Total
Allowance for loan losses, beginning balance	$3,444	$1,353,631	$1,357,075
Transfer from allowance for unfunded loan commitments	—	320,237	320,237
Provisions:
Provision for current period	2,224	240,347	242,571
Loan sale reduction to provision	—	(205,383)	(205,383)
Total provisions(1)	2,224	34,964	37,188
Net charge-offs:
Charge-offs	(1,001)	(420,095)	(421,096)
Recoveries	—	46,368	46,368
Net charge-offs	(1,001)	(373,727)	(374,728)
Allowance for loan losses, ending balance	4,667	1,335,105	1,339,772
Allowance for unfunded loan commitments, beginning balance(2)	—	124,924	124,924
Provision(1)(3)	—	308,275	308,275
Transfer to allowance for loan losses	—	(320,237)	(320,237)
Allowance for unfunded loan commitments, ending balance(2)	—	112,962	112,962
Total allowance for credit losses, ending balance	$4,667	$1,448,067	$1,452,734
Net charge-offs as a percentage of average loans in repayment(4)	0.23%	2.44%
Allowance for loan losses coverage of net charge-offs	4.66	3.57
Total allowance for credit losses as a percentage of the ending total loan balance, plus unfunded loan commitments and total accrued interest receivable	0.87%	5.89%
Ending total loans, gross	$537,401	$21,025,844
Average loans in repayment(4)	$433,225	$15,310,934
Ending loans in repayment(4)	$406,568	$15,409,814
Unfunded loan commitments	$—	$2,221,077
Total accrued interest receivable	$—	$1,354,565
(!) See “Provisions for Credit Loan Losses” on page 14 for a reconciliation of the provisions for credit losses reported in the consolidated statements of income.
(2) When a new loan commitment is made, we record an allowance to cover lifetime expected credit losses on the unfunded commitments, which is recorded in “Other Liabilities” on the consolidated balance sheet. See “Unfunded Loan Commitments” on page 14 for further discussion.
(3) Includes incremental provision for new commitments and changes to provision for existing commitments.
(4) Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).

Provisions for Credit Losses

Consolidated Statements of Income Provisions for Credit Losses Reconciliation
	Quarters Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2024	2023	2024	2023
Private Education Loan provisions for credit losses:
Provisions for loan losses	$80,533	$(25,364)	$121,112	$34,964
Provisions for unfunded loan commitments	27,646	40,964	283,393	308,275
Total Private Education Loan provisions for credit losses	108,179	15,600	404,505	343,239
Other impacts to the provisions for credit losses:
FFELP Loans	—	(1)	4,010	2,224
Total	—	(1)	4,010	2,224
Provisions for credit losses reported in consolidated statements of income	$108,179	$15,599	$408,515	$345,463

Unfunded Loan Commitments

Quarters Ended December 31, (dollars in thousands)	2024		2023
	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$91,959	$2,476,785	$113,847	$2,369,887
Provision/New commitments - net(1)	27,646	816,683	40,964	690,385
Transfer - funded loans(2)	(35,037)	(981,808)	(41,849)	(839,195)
Ending Balance	$84,568	$2,311,660	$112,962	$2,221,077

Years Ended December 31, (dollars in thousands)	2024		2023
	Allowance	Unfunded Commitments	Allowance	Unfunded Commitments

Beginning Balance	$112,962	$2,221,077	$124,924	$1,995,808
Provision/New commitments - net(1)	283,393	7,103,832	308,275	6,602,803
Transfer - funded loans(2)	(311,787)	(7,013,249)	(320,237)	(6,377,534)
Ending Balance	$84,568	$2,311,660	$112,962	$2,221,077

(1)  Net of expirations of commitments unused. Also includes incremental provision for new commitments and changes to provision for existing commitments.
(2)  When a loan commitment is funded, its related liability for credit losses (which originally was recorded as a provision for unfunded commitments) is transferred to the allowance for credit losses.

Private Education Loans Held for Investment - Key Credit Quality Indicators

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	Credit Quality Indicators
	2024		2023
	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$19,522,539	88%	$18,291,994	87%
Without cosigner	2,712,469	12	2,733,850	13
Total	$22,235,008	100%	$21,025,844	100%

FICO at Original Approval(2):
Less than 670	$1,674,778	8%	$1,640,463	8%
670-699	3,199,300	14	3,122,407	15
700-749	7,060,211	32	6,749,628	32
Greater than or equal to 750	10,300,719	46	9,513,346	45
Total	$22,235,008	100%	$21,025,844	100%

FICO-Refreshed(2)(3):
Less than 670	$2,913,860	13%	$2,738,066	13%
670-699	2,719,797	12	2,589,805	12
700-749	6,203,257	28	5,965,882	28
Greater than or equal to 750	10,398,094	47	9,732,091	47
Total	$22,235,008	100%	$21,025,844	100%

Seasoning(4):
1-12 payments	$4,898,818	22%	$4,482,002	21%
13-24 payments	3,757,313	17	3,696,870	18
25-36 payments	2,358,304	11	2,305,944	11
37-48 payments	1,609,522	7	1,557,809	7
More than 48 payments	3,888,224	17	3,691,228	18
Not yet in repayment	5,722,827	26	5,291,991	25
Total	$22,235,008	100%	$21,025,844	100%

(1)Balance represents gross Private Education Loans held for investment.
(2)Represents the higher credit score of the cosigner or the borrower.
(3)Represents the FICO score updated as of the respective fourth-quarter.
(4)Number of months in active repayment (whether interest only payment, fixed payment, or full principal and interest payment status) for which a scheduled payment was due.

Delinquencies - Private Education Loans Held for Investment

The following table provides information regarding the loan status of our Private Education Loans held for investment. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but for purposes of the following table, do not include those loans while they are in forbearance).

Private Education Loans Held for Investment As of December 31, (dollars in thousands)	2024		2023
	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$5,722,827		$5,291,991
Loans in forbearance(2)	405,430		324,039
Loans in repayment and percentage of each status:
Loans current	15,513,333	96.3%	14,809,271	96.1%
Loans delinquent 30-59 days(3)	310,748	1.9	298,751	1.9
Loans delinquent 60-89 days(3)	140,735	0.9	151,017	1.0
Loans 90 days or greater past due(3)	141,935	0.9	150,775	1.0
Total Private Education Loans in repayment	16,106,751	100.0%	15,409,814	100.0%
Total Private Education Loans, gross	22,235,008		21,025,844
Private Education Loans deferred origination costs and unamortized premium/(discount)	103,070		81,554
Total Private Education Loans	22,338,078		21,107,398
Private Education Loans allowance for losses	(1,435,920)		(1,335,105)
Private Education Loans, net	$20,902,158		$19,772,293
Percentage of Private Education Loans in repayment		72.4%		73.3%
Delinquencies as a percentage of Private Education Loans in repayment		3.7%		3.9%
Percentage of loans in forbearance:
Percentage of loans in an extended grace period(4)		1.6%		1.1%
Percentage of loans in hardship and other forbearances(5)		0.9%		1.0%
(1)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).
(2)Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.
(3)The period of delinquency is based on the number of days scheduled payments are contractually past due.
(4)We calculate the percentage of loans in an extended grace period as the ratio of (a) Private Education Loans in forbearance in an extended grace period numerator to (b) Private Education Loans in repayment and forbearance denominator. An extended grace period aligns with The Office of the Comptroller of the Currency definition of an additional, consecutive, one-time period during which no payment is required for up to six months after the initial grace period. We typically grant this extended grace period to customers who may be having difficulty finding employment before the full principal and interest repayment period starts or once it has begun. Loans in forbearance in an extended grace period were approximately $253 million and $168 million at December 31, 2024 and 2023, respectively.
(5)We calculate the percentage of loans in hardship and other forbearances as the ratio of (a) Private Education Loans in hardship and other forbearances (excluding loans in an extended grace period) numerator to (b) Private Education Loans in repayment and forbearance denominator. If the customer is in financial hardship, we work with the customer and/or cosigner and identify any available alternative arrangements designed to reduce monthly payment obligations, which may include a short-term hardship forbearance. Loans in hardship and other forbearances (excluding loans in an extended grace period) were approximately $152 million and $156 million at December 31, 2024 and 2023, respectively.

Loan Modifications - Private Education Loans Held for Investment
The following table depicts the performance of loans that have been modified during the respective reporting periods (the twelve months ended December 31, 2024 and 2023, respectively).

	Twelve Months Ended December 31, 2024		Twelve Months Ended December 31, 2023
(Dollars in thousands)	Balance	%	Balance	%
Payment Status (Amortized Cost Basis)(1):
Loan modifications in deferment(2)	$33,645		$6,843
Loan modifications in repayment:
Loans current(3)(4)	826,007	83%	334,967	90%
Loans delinquent 30-59 days(3)(4)	77,446	8%	17,205	4%
Loans delinquent 60-89 days(3)(4)	43,484	4%	7,689	2%
Loans 90 days or greater past due(3)(4)	54,473	5%	13,822	4%
Total loan modifications in repayment	1,001,410	100%	373,683	100%
Total Private Education Loan modifications	$1,035,055		$380,526
(1)Loans that were modified and subsequently charged-off during the twelve months ended December 31, 2024 and 2023 are excluded from the table and had an amortized cost basis of $40.4 million and $8.4 million, respectively. Additionally, loans that received a permanent term extension with no interest rate reduction during the fourth quarter of 2023 are excluded from the table.
(2)Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make full principal and interest payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation). Deferment also includes loans that have entered a forbearance after the loan modification was granted.
(3)Represents loans in repayment, which include loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).
(4)The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loans Held for Investment Portfolio
Ending Loans Held for Investment Balances, net

As of December 31, 2024 (dollars in thousands)	Private Education Loans
Total loan portfolio:
In-school(1)	$4,397,127
Grace, repayment and other(2)	17,837,881
Total, gross	22,235,008
Deferred origination costs and unamortized premium/(discount)	103,070
Allowance for credit losses	(1,435,920)
Total loans held for investment portfolio, net	$20,902,158

% of total	100%

As of December 31, 2023 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment
Total loan portfolio:
In-school(1)	$3,997,092	$57	$3,997,149
Grace, repayment and other(2)	17,028,752	537,344	17,566,096
Total, gross	21,025,844	537,401	21,563,245
Deferred origination costs and unamortized premium/(discount)	81,554	1,330	82,884
Allowance for credit losses	(1,335,105)	(4,667)	(1,339,772)
Total loans held for investment portfolio, net	$19,772,293	$534,064	$20,306,357

% of total	97%	3%	100%
(1)      Loans for customers still attending school and who are not yet required to make payments on the loans.

(2)     Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but, for purposes of the table, do not include those loans while they are in forbearance).

Average Loans Held for Investment Balances (net of unamortized premium/(discount))

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2024		2023		2024		2023
Private Education Loans	$22,061,986	99%	$21,060,947	97%	$21,121,545	98%	$21,039,701	97%
FFELP Loans	149,225	1	546,892	3	413,338	2	574,218	3
Total portfolio	$22,211,211	100%	$21,607,839	100%	$21,534,883	100%	$21,613,919	100%

Loans Held for Investment, Net — Activity

Quarter Ended December 31, 2024 (dollars in thousands)	Private Education Loans
Beginning balance	$20,459,933
Acquisitions and originations:
Fixed-rate	899,364
Variable-rate	93,457
Total acquisitions and originations	992,821
Capitalized interest and deferred origination cost premium amortization	268,681
Loan consolidations to third parties	(242,535)
Allowance	(22,299)
Repayments and other	(554,443)
Ending balance	$20,902,158

Quarter Ended December 31, 2023 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment, net
Beginning balance	$20,348,308	$550,873	$20,899,181
Acquisitions and originations:
Fixed-rate	814,414	—	814,414
Variable-rate	37,661	—	37,661
Total acquisitions and originations	852,075	—	852,075
Capitalized interest and deferred origination cost premium amortization	258,362	5,712	264,074
Sales	(973,671)	—	(973,671)
Loan consolidations to third parties	(244,233)	(9,822)	(254,055)
Allowance	76,126	149	76,275
Repayments and other	(544,674)	(12,848)	(557,522)
Ending balance	$19,772,293	$534,064	$20,306,357

Year Ended December 31, 2024 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment, net
Beginning balance	$19,772,293	$534,064	$20,306,357
Acquisitions and originations:
Fixed-rate	6,629,205	—	6,629,205
Variable-rate	435,025	—	435,025
Total acquisitions and originations	7,064,230	—	7,064,230
Capitalized interest and deferred origination cost premium amortization	602,825	16,796	619,621
Sales	(3,430,920)	—	(3,430,920)
Loan consolidations to third parties	(806,908)	(45,467)	(852,375)
Allowance	(100,815)	4,667	(96,148)
Transfer to loans held-for-sale	—	(466,168)	(466,168)
Repayments and other	(2,198,547)	(43,892)	(2,242,439)
Ending balance	$20,902,158	$—	$20,902,158

Year Ended December 31, 2023 (dollars in thousands)	Private Education Loans	FFELP Loans	Total Loans Held for Investment, net
Beginning balance	$19,019,713	$607,155	$19,626,868
Acquisitions and originations:
Fixed-rate	5,760,434	—	5,760,434
Variable-rate	665,987	—	665,987
Total acquisitions and originations	6,426,421	—	6,426,421
Capitalized interest and deferred origination cost premium amortization	597,480	22,584	620,064
Sales	(2,938,616)	—	(2,938,616)
Loan consolidations to third parties	(975,889)	(32,855)	(1,008,744)
Allowance	18,526	(1,223)	17,303
Repayments and other	(2,375,342)	(61,597)	(2,436,939)
Ending balance	$19,772,293	$534,064	$20,306,357

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

Quarters Ended December 31, (dollars in thousands)	2024	%	2023	%
Smart Option - interest only(1)	$171,596	17%	$142,181	17%
Smart Option - fixed pay(1)	336,988	34	283,715	34
Smart Option - deferred(1)	358,620	37	326,057	39
Graduate Loan(2)	114,604	12	87,360	10
Total Private Education Loan originations	$981,808	100%	$839,313	100%

Percentage of loans with a cosigner	88.5%		84.2%
Average FICO at approval(4)	755		750

Years Ended December 31, (dollars in thousands)	2024	%	2023	%
Smart Option - interest only(1)	$1,272,414	18%	$1,166,442	18%
Smart Option - fixed pay(1)	2,331,055	33	2,121,112	33
Smart Option - deferred(1)	2,786,821	40	2,584,545	41
Graduate Loan(2)	623,033	9	511,193	8
Parent Loan(3)	—	—	38	—
Total Private Education Loan originations	$7,013,323	100%	$6,383,330	100%

Percentage of loans with a cosigner	90.0%		87.5%
Average FICO at approval(4)	752		748

(1) Interest only, fixed pay and deferred describe the payment option while in school or in grace period. See Item 1. “Business - Our Business - Private Education Loans” in the 2023 Form 10-K for a further discussion.
(2) For the quarter ended December 31, 2024, the Graduate Loan originations include $3.8 million of Smart Option Loans where the student was in a graduate status. For the quarter ended December 31, 2023, the Graduate Loan originations include $4.9 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2024, the Graduate Loan originations include $32.2 million of Smart Option Loans where the student was in a graduate status. For the year ended December 31, 2023, the Graduate Loan originations include $29.4 million of Smart Option Loans where the student was in a graduate status.
(3) In December 2021, we discontinued offering our Parent Loan product. Applications for those loans received before the offering termination date were processed, and final disbursements under those loans occurred in February 2023.
(4) Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest-bearing deposits are summarized as follows:

	2024		2023
As of December 31, (dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$9,582,290	4.27%	$10,258,292	4.85%
Savings	944,034	4.02	945,000	4.35
Certificates of deposit	10,540,428	4.20	10,448,365	3.69
Deposits - interest bearing	$21,066,752		$21,651,657
        (1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital
Under regulations issued by the FDIC and other federal banking agencies, banking organizations that adopted CECL during the 2020 calendar year, including Sallie Mae Bank (the “Bank”), could elect to delay for two years, and then phase in over the following three years, the effects on regulatory capital of CECL relative to the incurred loss methodology. The Bank elected to use this option. Therefore, the regulatory capital impact of the Bank’s transition adjustments recorded on January 1, 2020 from the adoption of CECL, and 25 percent of the ongoing impact of CECL on the Bank’s allowance for credit losses, retained earnings, and average total consolidated assets, each as reported for regulatory capital purposes (collectively, the “adjusted transition amounts”), were deferred for the two-year period ended January 1, 2022. On each of January 1, 2022, 2023, and 2024, 25 percent of the adjusted transition amounts was phased in for regulatory capital purposes. On January 1, 2025, the remaining 25 percent of the adjusted transition amounts was phased in for regulatory capital purposes, with the phased-in amounts included in regulatory capital at the beginning of the year. The Bank’s January 1, 2020 CECL transition amounts increased our allowance for credit losses by $1.1 billion, increased the liability representing our off-balance sheet exposure for unfunded commitments by $116 million, and increased our deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. This transition adjustment was inclusive of qualitative adjustments incorporated into our CECL allowance as necessary, to address any limitations in the models used.
At December 31, 2024, the adjusted transition amounts that were deferred and are being phased in for regulatory capital purposes are as follows:

	Adjusted Transition Amounts	Phase-In Amounts for the Year Ended	Phase-In Amounts for the Year Ended	Phase-In Amounts for the Year Ended	Remaining Adjusted Transition Amounts to be Phased-In
(Dollars in thousands)	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2024

Retained earnings	$836,351	$(209,088)	$(209,088)	$(209,088)	$209,087
Allowance for credit losses	1,038,145	(259,536)	(259,536)	(259,536)	259,537
Liability for unfunded commitments	104,377	(26,094)	(26,094)	(26,095)	26,094
Deferred tax asset	306,171	(76,542)	(76,542)	(76,543)	76,544

The Bank’s required and actual regulatory capital amounts and ratios, including applicable capital conservation buffers, under U.S. Basel III are shown in the following table. The following capital amounts and ratios are based upon the Bank’s average assets and risk-weighted assets, as indicated. The Bank has elected to exclude accumulated other comprehensive income related to both available-for-sale investments and swap valuations from Common Equity Tier 1 Capital. At December 31, 2024 and December 31, 2023, the unrealized loss on available-for-sale investments included in other comprehensive income totaled $83 million and $115 million, net of tax of $27 million and $37 million, respectively. The capital ratios would remain above the U.S. Basel III well capitalized thresholds, including applicable capital conservation buffers, if the unrealized loss became fully recognized into capital.

(Dollars in thousands)	Actual		U.S. Basel III Minimum Requirements Plus Buffer(1)(2)
	Amount	Ratio	Amount		Ratio
As of December 31, 2024(3):
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$2,957,067	11.3%	$1,827,318	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$2,957,067	11.3%	$2,218,886	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,294,663	12.6%	$2,740,976	>	10.5%
Tier 1 Capital (to Average Assets)	$2,957,067	9.7%	$1,213,505	>	4.0%

As of December 31, 2023(3):
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$3,019,973	12.3%	$1,719,621	>	7.0%
Tier 1 Capital (to Risk-Weighted Assets)	$3,019,973	12.3%	$2,088,111	>	8.5%
Total Capital (to Risk-Weighted Assets)	$3,334,140	13.6%	$2,579,432	>	10.5%
Tier 1 Capital (to Average Assets)	$3,019,973	10.2%	$1,184,213	>	4.0%

(1)     Reflects the U.S. Basel III minimum required ratio plus the applicable capital conservation buffer.
(2)    The Bank’s regulatory capital ratios also exceeded all applicable standards for the Bank to qualify as “well capitalized” under the prompt corrective action framework.
(3)    For December 31, 2024 and 2023, the actual amounts and the actual ratios include the respective adjusted transition amounts discussed above that were phased in at the beginning of 2024 and 2023.